Exhibit 5.4

STONE PIGMAN WALTHER WITTMANN L.L.C.

COUNSELLORS AT LAW

546 CARONDELET STREET NEW ORLEANS, LOUISIANA 70130-	OUR FILE NUMBER
3588 (504) 581-3200 FAX (504) 581-3361 www.stonepigman.com	63,290

April 7, 2010

Quality Distribution, LLC

QD Capital Corporation

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Re:	Exchange Offers of 10% Senior Notes due 2013 and 11.75% Senior
Subordinated PIK Notes due 2013 of Quality Distribution, LLC and
QD Capital Corporation

Ladies and Gentlemen:

1.	Introduction and Certain Defined Terms

1.1.      We have acted as special Louisiana counsel to Boasso America Corporation, a Louisiana corporation (“Boasso”), in connection with the following proposed transactions (the “Exchange Offers”):

(a)

the proposed issuance by Quality Distribution, LLC, a Delaware limited liability company (“QD LLC”), and QD Capital Corporation, a Delaware corporation (together with QD LLC, the “Issuers”), of up to $134,499,000 principal amount of the Issuers’ 10% Senior Notes due 2013 (the “New Senior Notes”), after registration under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuers’ outstanding 10% Senior Notes due 2013 (the “Old Senior Notes”), which have not been so registered; and

(b)

the proposed issuance by the Issuers of up to $80,742,000 principal amount at issuance of the Issuers’ 11.75% Senior Subordinated PIK Notes due 2013 (the “New Subordinated Notes”), after registration under the Securities Act, in exchange for a like principal amount of the Issuers’ outstanding 10% Senior Subordinated PIK Notes due 2013 (the “Old Subordinated Notes”), which have not been so registered.

1.2.      The Old Senior Notes were issued, and the New Senior Notes are proposed to be issued, pursuant to the indenture dated as of October 15, 2009 (the “Senior Notes Indenture”),

STONE PIGMAN WALTHER WITTMANN L.L.C.

APRIL 7, 2010

among the Issuers, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, which Senior Notes Indenture includes, in Article 10 thereof, certain guarantees by Boasso and other affiliates of the Issuers with respect to both the Old Senior Notes and the New Senior Notes (the “Senior Notes Guarantees”). The Senior Notes Guarantees are to be further evidenced by instruments substantially in the form of Exhibit D to the Senior Notes Indenture, including one to be executed and delivered by Boasso (the “Boasso Senior Notes Guarantee”), which may be endorsed as a notation on each New Senior Note authenticated and delivered by the Senior Notes Indenture trustee.

1.3.      The Old Subordinated Notes were issued, and the New Subordinated Notes are proposed to be issued, pursuant to the indenture dated as of October 15, 2009 (the “Subordinated Notes Indenture”), among the Issuers, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, which Subordinated Notes Indenture includes, in Article 11 thereof, certain guarantees by Boasso and other affiliates of the Issuers with respect to both the Old Subordinated Notes and the New Subordinated Notes (the “Subordinated Notes Guarantees”). The Subordinated Notes Guarantees are to be further evidenced by instruments substantially in the form of Exhibit D to the Subordinated Notes Indenture, including one to be executed and delivered by Boasso (the “Boasso Subordinated Notes Guarantee”), which may be endorsed as a notation on each New Subordinated Note authenticated and delivered by the Subordinated Notes Indenture trustee.

1.4.      The definitions provided in clauses (a) through (g) of this paragraph 1.4 shall apply for the purposes of this letter. Other terms are defined elsewhere in this letter.

(a)	“Boasso Guarantees” means, collectively, the Boasso Senior Notes Guarantee and the Boasso Subordinated Notes Guarantee.

(b)	“Guarantees” means, collectively, the Senior Notes Guarantees and the Subordinated Notes Guarantees.

(c)	“Indentures” means, collectively, the Senior Notes Indenture and the Subordinated Notes Indenture.

(d)	“New Notes” means, collectively, the New Senior Notes and the New Subordinated Notes.

(e)	“Registration Rights Agreements” means, collectively, the Senior Notes Registration Rights Agreement and the Subordinated Notes Registration Rights Agreement.

(f)

“Senior Notes Registration Rights Agreement” means the registration rights agreement dated as of October 15, 2009, among the Issuers, the guarantors named therein, Credit Suisse Securities (USA) LLC, and Moelis & Company LLC, relating to the Old Senior Notes and New Senior Notes.

STONE PIGMAN WALTHER WITTMANN L.L.C.

APRIL 7, 2010

(g)

“Subordinated Notes Registration Rights Agreement” means the registration rights agreement dated as of October 15, 2009, among the Issuers, the guarantors named therein, Credit Suisse Securities (USA) LLC, and Moelis & Company LLC, relating to the Old Subordinated Notes and New Subordinated Notes.

2.	Documents Reviewed

2.1.      In connection with this letter, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)	executed copies of the Indentures;

(ii)	executed copies of the Registration Rights Agreements;

(iii)	the form of the New Senior Notes (Exhibit B to the Senior Notes Indenture);

(iv)	the form of the Boasso Senior Notes Guarantee (Exhibit D to the Senior Notes Indenture);

(v)	the form of the New Subordinated Notes (Exhibit B to the Subordinated Notes Indenture);

(vi)	the form of the Boasso Subordinated Notes Guarantee (Exhibit D to the Subordinated Notes Indenture);

(vii)	the Articles of Incorporation of Boasso;

(viii)	the Bylaws of Boasso; and

(ix)	the resolutions adopted by the sole director of Boasso authorizing, among other things, the execution and delivery of the Boasso Guarantees (the “Resolutions”).

We have also examined such other documents, instruments, certificates, and records, and conducted such other inquiries and examinations, as we have considered necessary or appropriate in order to render our opinions contained in this letter.

2.2.      As to factual matters material to this opinion, we have relied upon (i) certificates of public officials; (ii) certificates and statements made to us by one or more officers or other representatives of Boasso or an Issuer; (iii) statements, representations, and warranties of Boasso or an Issuer in the Indentures, the Registration Rights Agreements, and the Boasso Guarantees. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

STONE PIGMAN WALTHER WITTMANN L.L.C.

APRIL 7, 2010

3.	Assumptions

    In rendering the opinions set forth in this letter, we have assumed, among other things, without independent investigation: (i) the legal capacity and competency of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to authentic, original documents of all documents submitted to us as copies (whether photocopies, facsimiles, or otherwise); and the accuracy and completeness of all corporate records provided to us; (ii) that the Resolutions are in full force and effect and have not been amended, rescinded, or superseded; that the Indentures and Registration Rights Agreements are in full force and effect and no provisions thereof have been amended or waived; that the certificates and other documents on which we have relied that are dated before the date of this letter have continued to remain accurate through the date of this letter; and (iii) that the New Notes and the Boasso Guarantees have been or will be appropriately completed, executed, and delivered in the form submitted to us for review without material changes, with all appropriate schedules and exhibits attached, and all blanks filled in as appropriate.

4.	Opinions

    Based upon and subject to the assumptions, limitations, and qualifications stated in this letter, we are of the following opinions:

(a)	Boasso is a corporation duly incorporated, validly existing, and in good standing with the Louisiana Secretary of State under the laws of Louisiana.

(b)	The Boasso Guarantees have been duly authorized by all necessary corporate action on the part of Boasso.

(c)

Assuming the execution, authentication and delivery of the New Senior Notes in accordance with the Senior Notes Indenture, the Senior Notes Registration Rights Agreement, and the Exchange Offers, upon the execution and delivery by two duly authorized officers on behalf of Boasso of the Boasso Senior Notes Guarantee, such Boasso Senior Notes Guarantee will be duly executed and delivered.

(d)

Assuming the execution, authentication and delivery of the New Subordinated Notes in accordance with the Subordinated Notes Indenture, the Subordinated Notes Registration Rights Agreement, and the Exchange Offers, upon the execution and delivery by two duly authorized officers on behalf of Boasso of the Boasso Subordinated Notes Guarantee, such Boasso Subordinated Notes Guarantee will be duly executed and delivered.

STONE PIGMAN WALTHER WITTMANN L.L.C.

APRIL 7, 2010

5.	Qualifications

5.1. The opinions set forth in this letter are limited to matters governed by the laws of the State of Louisiana as currently in effect. No opinion is expressed in this letter as to any other laws, including the federal laws of the United States of America or the laws of any state (except Louisiana), parochial, municipal, local, foreign, or other jurisdiction. We note that the Indentures, the New Notes, and the Guarantees, including the Boasso Guarantees, refer to the law of the State of New York, and we express no opinion as to any matters of New York law. Moreover, we express no opinion as to compliance with or the applicability or effect of any securities (including “blue sky”) laws, and related filing and notice requirements; any fraudulent transfer or fraudulent conveyance or similar laws (including without limitation the Louisiana revocatory action (La. Civil Code art. 2036 et seq.)); any laws regarding unlawful dividends or distributions to shareholders; or any laws specifically applicable to commercial carriers.

5.2. We express no opinion as to the enforceability of the Boasso Guarantees or of any other agreement.

5.3. We did not participate in the preparation of the Registration Statement on Form S-4 to be filed by the Issuers with the SEC relating to the Exchange Offers (such registration statement, as amended from time to time and as supplemented by the prospectus to be filed pursuant to Rule 424(b) of the SEC, the “Registration Statement”). We have conducted no independent investigation with respect to, nor do we express any opinion with respect to, the accuracy, completeness, compliance with any securities or other laws, or fairness of any part of the Registration Statement. We express no opinion regarding the financial condition, solvency, or prospects of Boasso or any other entity or regarding the value, if any, of the Boasso Guarantees or the New Notes.

5.4. This letter is limited to matters expressly set forth herein and no opinion is implied or to be inferred beyond the matters expressly stated in this letter. This letter expresses our legal opinions as to the foregoing matters based on our professional judgment at this time; it is not a guaranty or warranty as to any matter.

5.5. Our opinions expressed herein are as of the date hereof, and we undertake no (and disclaim any) obligation to update or supplement our opinions or to advise you of any changes of law or fact or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

5.6. Please note that our firm represented the Issuers in connection with the acquisition of Boasso in 2007 and may represent the Issuers or Boasso from time to time with respect to particular matters.

5.7. This opinion is rendered to you and is solely for your benefit in connection with the above transaction.

STONE PIGMAN WALTHER WITTMANN L.L.C.

APRIL 7, 2010

5.8. We hereby consent to the filing of this opinion with the Securities and Exchange Commission (“SEC”) as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to appropriate reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. We also consent that Barack Ferrazzano Kirschbaum & Nagelberg LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,
/s/ Stone Pigman Walther Wittmann L.L.C.